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                                                                     Exhibit 2.1



                      CHINA MOBILE HONG KONG (BVI) LIMITED
                                LOCK-UP AGREEMENT

                                October 31, 2000


CHINA INTERNATIONAL CAPITAL CORPORATION LIMITED
GOLDMAN SACHS (ASIA) L.L.C.
MERRILL LYNCH FAR EAST LIMITED

     As the global coordinators in the Global Share Offering and


CHINA INTERNATIONAL CAPITAL CORPORATION LIMITED
GOLDMAN SACHS (ASIA) L.L.C.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

     As the several underwriters in the Global Note Offering


c/o  China International Capital Corporation
     (Hong Kong) Limited
     R4302, 43/F, Central Plaza
     18 Harbour Road, Wanchai
     Hong Kong;

     Goldman Sachs (Asia) L.L.C.
     68/F, Cheung Kong Center
     2 Queen's Road Central
     Hong Kong; and

     Merrill Lynch, Pierce, Fenner
       & Smith Incorporated
     North Tower,
     World Financial Center
     New York, New York 10281-1209


Dear Sirs:


     We understand that you propose to underwrite a global offering (the "Global Share Offering") of American Depositary Shares ("ADSs") representing Ordinary Shares, par value HK$0.10 per share ("Shares") of China Mobile (Hong Kong) Limited, a company incorporated with limited liability under the laws of the Hong Kong Special Administrative Region of the People's Republic of China (the "Company"), and a global offering (the "Global Note Offering") of 2.25% convertible notes due 2005 ("Notes") of the Company. In consideration therefor, and in recognition of the benefits

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that will accrue to the undersigned as a result thereof, the undersigned hereby irrevocably agrees that, without the prior written consent of China International Capital Corporation Limited, Goldman Sachs (Asia) L.L.C. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the joint global coordinators and bookrunners in the Global Share Offering and as the several underwriters in the Global Note Offering, the undersigned will not, during the period beginning from the date hereof and continuing to and including 180 days after the date of the U.S. Prospectus (the "Lock-up Period"):

          (i) offer, sell, contract to sell, hedge, or otherwise dispose of
     (A) any Notes, any shares of Stock or ADSs or any securities of the Company which are substantially similar to the Notes or shares of Stock or ADSs or which are convertible into or exchangeable or exercisable for, or represent the right to receive, any Notes, shares of Stock or ADSs or securities of the Company which are substantially similar to the Notes or shares of Stock or ADSs or (B) any of its own shares or similar securities; or

          (ii) publicly announce an intention to take any of the actions set forth in (i) above.

     The undersigned further agrees to cause the Company to not offer, sell, contract to sell, hedge, or otherwise dispose of, during the Lock-up Period, any Notes, any shares of Stock or ADSs or any securities of the Company which are substantially similar to the Notes or shares of Stock or ADSs or which are convertible into or exchangeable or exercisable for, or represent the right to receive, any Notes, shares of Stock or ADSs or securities of the Company which are substantially similar to the Notes or shares of Stock or ADSs.

     The Company and its registrar for the Shares and the Notes are hereby authorized to enforce this agreement by refusing to permit transfers which may violate this agreement.

     This agreement will not apply to (i) any issuance of shares of Stock upon conversion of any Notes or under any employee share option plans of the undersigned or the Company in existence on the date hereof or (ii) any stock borrowing undertaken pursuant to the Overseas Securities Lender's Agreement between the undersigned and Goldman Sachs International, dated October 28, 1999, as supplemented by the Hong Kong Stock Addendum.


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     Capitalized terms used but not defined herein shall have the meanings assigned to them in the Underwriting Agreement (U.S./International Version), dated October 31, 2000, among the Company and the Representatives of the several Underwriters named in Schedule I thereto.


                                          Very truly yours,

                                          CHINA MOBILE HONG KONG (BVI) LIMITED



                                          By: /s/ Wang Xiaochu
                                              ----------------------------------
                                              Name:  Wang Xiaochu
                                              Title: Chairman of the Board
                                                     and President